Exhibit 99.1

For Immediate Release	For More Information Contact: Barron Beneski (703) 406-5528 Public and Investor Relations beneski.barron@orbital.com
ORBITAL REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS
(Dulles, VA 28 April 2009) — Orbital Sciences Corporation (NYSE: ORB) today reported its financial results for the first quarter of 2009. First quarter 2009 revenues were $295.7 million, a 4% increase compared to $283.5 million in the first quarter of 2008. First quarter 2009 operating income was $11.2 million, compared to $20.0 million in the first quarter of 2008.
Adjusted net income* was $9.9 million, or $0.17 adjusted diluted earnings per share*, in the first quarter of 2009, compared to income from continuing operations of $12.1 million, or $0.20 diluted earnings per share in the first quarter of 2008. Orbital generated $10.2 million of free cash flow* in the first quarter of 2009 compared to free cash flow of $17.8 million in the first quarter of 2008.
Mr. David W. Thompson, Orbital’s Chairman and Chief Executive Officer, said, “Orbital’s first quarter of 2009 reflected mixed results. On the positive side, we achieved good strategic and operational progress with substantial new orders and option exercises and significant accomplishments in our Taurus II rocket and Cygnus cargo transportation spacecraft development programs. We also saw solid revenue growth in our launch vehicles and satellites and space systems segments. These encouraging results were offset by the operational failure of one of our space launch vehicles and by cost increases on certain programs in our advanced space programs segment.”

*	“Adjusted net income,” “adjusted diluted earnings per share” and “free cash flow” are non-GAAP financial measures. For additional details, please refer to the sections of this press release entitled “Cash Flow” and “Disclosure of Non-GAAP Financial Measures.”
—more—
Orbital Sciences Corporation • 21839 Atlantic Blvd., Dulles, VA 20166 • 703-406-5000

Orbital Reports First Quarter 2009 Financial Results

Financial Highlights
Summary financial results for the first quarter were as follows:

	First Quarter
(in millions, except per share data)	2009		2008
Revenues	$295.7		$283.5
Operating Income	11.2		20.0
Income from Continuing Operations	9.2		12.1
Net Income	9.2		13.0
Adjusted Net Income	9.9	(1)	n/a
Diluted Earnings per Share:
Continuing Operations	$0.16		$0.20
Net Income	0.16		0.21
Adjusted Net Income	0.17	(1)	n/a

(1)	Adjusted to exclude a $0.7 million investment impairment charge in the first quarter of 2009. See “Disclosure of Non-GAAP Financial Measures” below.
Revenues increased $12.2 million, or 4%, in the first quarter of 2009 compared to the first quarter of 2008, primarily due to increased contract activity on missile defense and communications satellite programs.
Operating income decreased $8.8 million, or 44%, in the first quarter of 2009 compared to the first quarter of 2008, primarily due to a $3.8 million increase in unrecovered Taurus II launch vehicle research and development expenses, and a $3.5 million loss recorded on two advanced space programs contracts due to cost increases. The company’s research and development expenses are generally recoverable under contracts with the U.S. Government. However, in the first quarters of 2009 and 2008, the company’s operating income was reduced by $6.1 million and $2.3 million, respectively, of unrecovered research and development expenses that exceeded a self-imposed ceiling on such costs.
Several non-operating factors also impacted the company’s first quarter 2009 financial results, including a $0.7 million non-cash investment impairment charge related to auction rate securities and a $5.3 million insurance recovery recorded in “other income” in connection with the launch failure of Orbital’s Taurus XL rocket in February 2009. In addition, in the first quarter of 2009 Orbital adopted Financial Accounting Standards Board Staff Position No. APB 14-1 that changed the accounting guidance for the company’s convertible debt. The company’s 2008 financial statements have been adjusted as required by the new accounting guidance. As a result, the company recorded additional non-cash interest expense of $1.2 million and $1.1 million in the first quarter of 2009 and 2008, respectively, resulting in a $0.01 decrease in diluted earnings per share in both quarters.
—more—

Orbital Reports First Quarter 2009 Financial Results

Orbital’s effective income tax rate decreased to 33.7% in the first quarter of 2009 compared to 40.4% in the first quarter of 2008. The lower tax rate was primarily due to an increase in tax credits in 2009 related to research and development programs.
Net income for the first quarter of 2009 was $9.2 million, or $0.16 diluted earnings per share, down from $13.0 million, or $0.21 diluted earnings per share, for the first quarter of 2008. Net income in 2008 included $0.9 million of income from discontinued operations attributable to a business unit that was sold in the second quarter of 2008. Diluted weighted-average shares outstanding decreased to 57.9 million in the first quarter of 2009 compared to 59.8 million in the first quarter of 2008 due to share repurchases made by the company.
Segment Results
Operating results by segment were as follows:
Launch Vehicles

	First Quarter
($ in millions)	2009	2008	% Change
Revenues	$119.2	$105.3	13%
Operating Income	4.3	7.6	(43%)
Operating Margin	3.6%	7.2%
Launch vehicles segment revenues increased $13.9 million in 2009 primarily due to increased activity on missile defense contracts. Launch vehicles segment operating income declined $3.3 million in 2009 mainly due to a $3.8 million increase in unrecovered Taurus II launch vehicle research and development expenses and a $0.8 million contract loss recorded in connection with the February 2009 Taurus XL launch failure that offset higher profits generated by the increase in missile defense contract activity. Segment operating margin was lower in 2009 due to the increase in unrecovered research and development expenditures and costs related to the launch failure. Segment operating income, excluding the unrecovered research and development expenses, was $10.4 million* and $9.9 million* in the first quarter of 2009 and 2008, respectively. Segment operating margin, excluding the unrecovered research and development expenditures, was 8.7% and 9.4% in the first quarter of 2009 and 2008, respectively.

*	This is a non-GAAP financial measure calculated by adding back the unrecoverable research and development expenses of $6.1 million and $2.3 million in the first quarter of 2009 and 2008, respectively, to launch vehicles segment operating income of $4.3 million and $7.6 million for the respective periods. Management believes the presentation of launch vehicles segment operating income without the effect of the unrecovered research and development expenses provides a more meaningful perspective on the actual operating results for the segment.
—more—

Orbital Reports First Quarter 2009 Financial Results

Satellites and Space Systems

	First Quarter
($ in millions)	2009	2008	% Change
Revenues	$110.2	$106.4	4%
Operating Income	7.8	7.9	(1%)
Operating Margin	7.1%	7.4%
Satellites and space systems segment revenues increased $3.8 million in 2009 principally due to increased activity on communications satellite contracts. Satellites and space systems segment operating income and operating margin decreased marginally in 2009 as favorable profit adjustments on certain science and technology satellite contracts were more than offset by the impact of cost increases on certain communications satellite contracts.
Advanced Space Programs

	First Quarter
($ in millions)	2009	2008	% Change
Revenues	$68.3	$72.6	(6%)
Operating Income (Loss)	(0.9)	4.8	(119%)
Operating Margin	(1.3%)	6.6%
Advanced space programs segment revenues decreased $4.3 million in 2009 due to the anticipated reduction in contract activity on the Orion human spacecraft program for NASA, partly offset by increased activity on national security satellite contracts. The advanced space programs segment reported an operating loss in the first quarter of 2009 primarily as a result of a $3.5 million loss recorded on two contracts due to cost increases and $0.8 million of legal fees incurred in connection with a protest of the NASA Commercial Resupply Services (CRS) contract awarded to the company in late 2008. In April 2009, the protest was denied by the U.S. Government Accountability Office (GAO) and the award to Orbital was upheld. Segment operating margin decreased significantly in 2009 as a result of the cost increases.
—more—

Orbital Reports First Quarter 2009 Financial Results

Cash Flow
Cash flow for the first quarter of 2009 was as follows:

First Quarter
(in millions)	2009
Net Cash Provided by Operating Activities	$16.1
Capital Expenditures	(5.9)

Free Cash Flow	10.2
Repurchase of Common Stock	(14.6)
Proceeds from Issuance of Common Stock and Other	0.6

Net Decrease in Cash	(3.8)
Beginning Cash Balance	328.3

Ending Cash Balance	$324.5
Free cash flow was $10.2 million for the first quarter of 2009. The company repurchased 1.0 million shares of its common stock for $14.6 million in the first quarter of 2009. The company’s unrestricted cash balance was $324.5 million as of March 31, 2009.
New Business Highlights
During the first quarter of 2009, Orbital received approximately $215 million in new firm and option contract bookings. In addition, the company received approximately $265 million of option exercises under existing contracts. Options exercised included the first mission under NASA’s CRS space station cargo delivery contract recently awarded to the company. As of March 31, 2009, the company’s firm contract backlog was approximately $2.1 billion and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $5.8 billion.
Operational Highlights
In the first quarter of 2009, Orbital successfully deployed the NSS-9 commercial communications satellite for SES New Skies. The satellite has completed its in-orbit testing and is now providing commercial services for SES New Skies. Orbital delivered eight additional systems for future missions, including the Optus D3 communications satellite, a Minotaur I space launch vehicle for the TacSat-3 mission currently scheduled for early May, an Orbital Boost Vehicle interceptor for the Ground-based Midcourse Defense system, one missile defense-related target and four Coyote supersonic naval target missiles. In February, Orbital’s Taurus XL rocket, carrying the company-built Orbiting Carbon Observatory satellite for NASA, failed to achieve orbit after the protective fairing encapsulating the spacecraft did not separate from the rocket as planned, resulting in the loss of the Earth science satellite.
For the remainder of 2009, Orbital expects to carry out between 15 and 18 other major space missions and rocket launches and to complete and deliver an additional 12 to 15 systems for future deployments.
—more—

Orbital Reports First Quarter 2009 Financial Results

2009 Financial Guidance
The company updated its financial guidance for full-year 2009 as follows:

	Current	Previous
Revenues (in millions)	$1,150 - $1,175	$1,150 - $1,175
Operating Income Margin	5.25% - 5.5%	6.0% - 6.25%
Diluted Earnings per Share	$0.68 - $0.75	$0.75 - $0.82
Free Cash Flow (in millions)	$65 - $75	$65 - $75
The current and previous earnings per share guidance reflects the adoption of the new accounting standard discussed above. As a result of the new accounting standard, the company will record $4.8 million of additional non-cash interest expense in 2009, reducing diluted earnings per share by $0.05. As previously reported, the 2009 guidance includes an approximately $0.25 impact on diluted earnings per share due to unrecovered Taurus II launch vehicle research and development expenses.
Orbital has lowered its 2009 operating income margin and earnings per share guidance primarily as a result of several events that occurred in the first quarter of 2009 as discussed above. These included cost increases on two advanced space programs segment contracts, legal fees incurred in connection with the CRS contract protest and cost increases in the launch vehicles segment as a result of the Taurus XL launch failure. In addition, the company recorded a $0.7 million, or $0.01 per share, non-cash investment impairment charge in the first quarter.
Disclosure of Non-GAAP Financial Measures
Free cash flow is defined as GAAP (Generally Accepted Accounting Principles) net cash provided by operating activities (the most directly comparable GAAP financial measure) less capital expenditures for property, plant and equipment. A quantitative reconciliation of free cash flow to net cash provided by operating activities is included above in the section entitled “Cash Flow.” Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt. Orbital does not intend for this non-GAAP financial measure to be considered in isolation or as a substitute for the related GAAP measure. Other companies may define this measure differently.
—more—

Orbital Reports First Quarter 2009 Financial Results

Adjusted net income for 2009 is defined as GAAP net income (the most directly comparable GAAP financial measure) adjusted to exclude an investment impairment charge. Adjusted diluted earnings per share is equal to adjusted net income divided by diluted shares. These measures are provided so investors can more easily compare 2009 operating results to 2008 operating results. The reconciliation of these financial measures is as follows:

Quarter Ended
(in millions, except per share data)	March 31, 2009
Reported Net Income	$9.2
Add Investment Impairment Charge	0.7

Adjusted Net Income	$9.9

Adjusted Diluted Earnings per Share	$0.17
About Orbital
Orbital develops and manufactures small- and medium-class rockets and space systems for commercial, military and civil government customers. The company’s primary products are satellites and launch vehicles, including low-Earth orbit, geosynchronous-Earth orbit and planetary spacecraft for communications, remote sensing, scientific and defense missions; human-rated space systems for Earth-orbit, lunar and other missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles. Orbital also provides satellite subsystems and space-related technical services to government agencies and laboratories.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may be forward-looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement. Uncertainty surrounding factors such as continued government support and funding for key space and defense programs, new product development programs, product performance and market acceptance of products and technologies, government contract procurement and termination risks, as well as other risk factors and business considerations described in the company’s SEC filings, including its annual report on Form 10-K, could impact Orbital’s actual financial and operational results. Orbital assumes no obligation for updating the information contained in this press release.
A transcript of the earnings teleconference call will be available on Orbital’s website at http://www.orbital.com/Investor.
— attachments below —
—more—

Orbital Reports First Quarter 2009 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(in thousands, except per share data)

	First Quarter
	2009	2008*
Revenues	$295,741	$283,545
Cost of revenues	246,348	234,682
Research and development expenses	18,971	8,204
Selling, general and administrative expenses	19,258	20,668

Income from operations	11,164	19,991
Investment impairment charge	(700)	—
Interest income and other	5,663	2,386
Interest expense	(2,257)	(2,134)

Income before income taxes	13,870	20,243
Income taxes	(4,668)	(8,181)

Income from continuing operations	9,202	12,062
Income from discontinued operations, net of taxes	—	949

Net income	$9,202	$13,011

Basic income per share:
Continuing operations	$0.16	$0.20
Discontinued operations	—	0.02
Net income	0.16	0.22

Diluted income per share:
Continuing operations	$0.16	$0.20
Discontinued operations	—	0.02
Net income	0.16	0.21

Shares used in computing basic income per share	57,189	58,495
Shares used in computing diluted income per share	57,853	59,803

*	The company’s first quarter 2008 financial statements have been adjusted to record $1.1 million of additional interest expenses required by a new accounting standard pertaining to the company’s convertible debt.
—more—

Orbital Reports First Quarter 2009 Financial Results

ORBITAL SCIENCES CORPORATION
Segment Information
(in millions)

	First Quarter
	2009	2008
Revenues:
Launch Vehicles	$119.2	$105.3
Satellites and Space Systems	110.2	106.4
Advanced Space Programs	68.3	72.6
Eliminations	(2.0)	(0.8)

Total Revenues	$295.7	$283.5

Income from Operations:
Launch Vehicles	$4.3	$7.6
Satellites and Space Systems	7.8	7.9
Advanced Space Programs	(0.9)	4.8
Eliminations	—	(0.3)

Total Income from Operations	$11.2	$20.0

—more—

Orbital Reports First Quarter 2009 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008*
Assets
Cash	$324,495	$328,307
Receivables, net	211,791	203,111
Inventory	38,907	33,434
Deferred income taxes, net	37,090	35,368
Other current assets	10,037	8,951

Total current assets	622,320	609,171
Non-current investments	14,700	16,700
Property, plant and equipment, net	106,910	104,880
Goodwill	55,551	55,551
Deferred income taxes, net	57,573	63,206
Other non-current assets	14,187	4,387

Total Assets	$871,241	$853,895

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$177,843	$179,658
Deferred revenues and customer advances	100,402	80,059

Total current liabilities	278,245	259,717
Long-term debt	116,576	115,372
Other non-current liabilities	7,262	5,700
Total stockholders’ equity	469,158	473,106

Total Liabilities and Stockholders’ Equity	$871,241	$853,895

*	The company’s 2008 financial statements have been adjusted as required by a new accounting standard pertaining to the company’s convertible debt.
—more—

Orbital Reports First Quarter 2009 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	First Quarter
	2009	2008*

Net income	$9,202	$13,011
Impairment of non-current investments	700	—
Depreciation	4,876	4,535
Deferred taxes	4,046	7,365
Changes in assets and liabilities	(6,595)	(3,617)
Other	3,837	3,255

Net cash provided by operating activities	16,066	24,549

Capital expenditures	(5,897)	(6,736)

Net cash used in investing activities	(5,897)	(6,736)

Repurchase of common stock	(14,580)	(11,781)
Net proceeds from issuance of common stock	529	1,656
Other	70	743

Net cash used in financing activities	(13,981)	(9,382)

Net (decrease) increase in cash	(3,812)	8,431
Cash, beginning of period	328,307	235,822

Cash, end of period	$324,495	$244,253

*	The company’s 2008 financial statements have been adjusted as required by a new accounting standard pertaining to the company’s convertible debt.
# # #